EXHIBIT 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

FD
Leigh Parrish
212-850-5651

dELiA*s, INC. ANNOUNCES

NEW REVOLVING CREDIT FACILITY

New York, NY – May 31, 2011 – dELiA*s, Inc. (NASDAQ: DLIA), a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women, today announced that it has entered into a new, five year, $25 million revolving credit facility with GE Capital, Corporate Retail Finance.

Walter Killough, Chief Executive Officer, commented, “We are excited to have entered into this new agreement with GE Capital. This facility will supplement our existing cash levels and support the organization as we continue to implement our key initiatives.”

The new facility includes a $15 million letter of credit sublimit and an accordion feature that, under certain circumstances, allows for increases in borrowing capacity. The new facility does not include a restricted cash collateral requirement and replaces the Company’s prior $10 million letter of credit agreement with Wells Fargo.

About dELiA*s, Inc.

dELiA*s, Inc. is a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories, footwear and room furnishings to consumers through direct mail catalogs, websites, and dELiA*s mall-based specialty retail stores.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.